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                                                              Exhibit 12.4


Anvil Holdings, Inc.
Computation of Ratios of net Debt to EBITDA
In thousands, except ratios


                                          Pro forma
                                          ----------
                                          Year Ended
                                          ----------
                                            2/1/97

NET DEBT:
---------
 Tota Debt (pro forma)                      162,069
 Cash & cash equivalents                      1,863
                                          ----------
NET DEBT                                    160,206
                                          ----------

EBITDA:
-------
 Operating Income                            24,705
 Depreciation & Amortization                  8,245
 Non-Recurring item                             600
                                          ----------
EBITDA                                       33,550
                                          ----------

  Ratio of net Debt to EBITDA                  4.8
                                          ----------
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